UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2008

URANIUM RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 State Highway 121 Bypass Building A, Suite Suite 110, Lewisville, TX		75067
(Address of principal executive offices)		Zip Code

(972) 219-3330

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers

On July 3, 2008 George R. Ireland resigned as a member of Uranium Resources, Inc.’s (the “Company”)  Board of Directors.  Mr. Ireland advised the Company that while he was reluctant to cease being a Director, he indicated that changes in accounting rules applicable to investment funds, such as the fund he manages, was having a negative impact on the fund because of its large position in the Company’s common stock and the trading restrictions resulting from his Board membership. Mr. Ireland also cited his inability to continue to take time away from his primary responsibilities to spend the time required of him as a director of a public company.

Mr. Ireland was Chairman of the Nominating Committee, and a member of the Audit, Compensation and Strategic Planning Committees.

Item 8.01               Other Events.

A copy of the Company’s July 10, 2008 press release relating to the resignation is filed herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Uranium Resources, Inc. issued on July 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date:	July 10, 2008	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer